                                                                    EXHIBIT 10.1


                             PERFORMANCE BONUS PLAN

                  THIS PERFORMANCE BONUS PLAN (this "PLAN") is hereby entered into among White Wave, Inc., a Colorado corporation (the "COMPANY"), Dean Foods Company, a Delaware corporation ("DEAN"), each of the employees of the Company listed on the signature page hereto (the "KEY EMPLOYEES") and Steven A. Demos (the "KEY EMPLOYEE REPRESENTATIVE"), acting by virtue of this Plan as the attorney-in-fact and representative of the Key Employees this 9th day of May, 2002 ("EFFECTIVE DATE").

                  WHEREAS, White Wave, Dean and Surf Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Dean ("ACQUISITION SUB"), have entered into an Agreement and Plan of Merger dated April 23, 2002, as amended, pursuant to which Merger Sub will merge (the "MERGER") with and into White Wave, with White Wave as the surviving corporation in such Merger (the "SURVIVING COMPANY");

                  WHEREAS, it is a condition of the Merger that the Company, Dean and the Key Employee Representative enter into this Plan; and

                  WHEREAS, any capitalized terms that are used but not defined herein shall have the meaning given to them in the Merger Agreement.

                  NOW THEREFORE, in consideration of the mutual covenants and promises contained in this Plan, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged by the parties, the parties agree as follows:


                                    ARTICLE I
                             PERFORMANCE BONUS PLAN


         SECTION 1.1 PERFORMANCE BONUS.


                  (a) Performance Bonus; Key Employee Bonus. Pursuant to the terms of this ARTICLE I and the other provisions of this Plan, if Net Sales of the Surviving Company equal or exceed $382,500,000, and the Surviving Company does not exceed the budgetary restrictions for the line items (accounted for consistently with the Company's past practices and the Operating Plan) contemplated by SECTIONS 1.3(a)(i) and (a)(ii) by more than $1,000,000 in the aggregate, during the period commencing on April 1, 2002 and ending on March 31, 2004 (the "INCENTIVE PERIOD"), Dean shall deliver, or shall cause the Surviving Company to deliver, to certain employees of the Surviving Company, including the Key Employees, a bonus (the "PERFORMANCE BONUS") based on the amount of Net Sales achieved during the Incentive Period as provided and in the amounts set forth in SCHEDULE 1.1(a-1). In such event, Dean shall pay and deliver, or shall cause the Surviving Company to pay and deliver, to the Key Employees an aggregate of 68.56% of the Performance Bonus payable (the "KEY EMPLOYEE BONUS"), as may be adjusted as provided in this ARTICLE I, and the remaining 31.44% of the Performance Bonus (or such smaller or greater percentage as is allocated to the Discretionary Pool Employees pursuant to SECTION 1.2(b)) shall be paid and delivered to the Discretionary Pool Employees as discretionary bonuses (the "DISCRETIONARY BONUS"). Pursuant to the terms of SECTION 1.4, Dean shall, or shall cause the Surviving Company to, pay and deliver to (i) each of the Key Employees except as otherwise expressly provided in this ARTICLE I an amount (each, a Key Employee's "PRO RATA SHARE") equal to the Performance Bonus payable multiplied by the percentage set forth opposite such Key Employee's name on
SCHEDULE 1.1(a-2)
and (ii) each of the Discretionary Pool Employees the amount of the Discretionary Bonus allocated to such Discretionary Pool Employee on the Pool Allocation Schedule in effect at the time of such payment.


                  (b) Discretionary Bonus. The Discretionary Bonus, if any, shall be payable to certain employees of the Company (the "DISCRETIONARY POOL EMPLOYEES") pursuant to the terms and conditions contained herein and in the incentive plan attached hereto as Exhibit A (the "DISCRETIONARY INCENTIVE PLAN"). The Discretionary Pool Employees eligible to participate in the Discretionary Bonus and the allocation of the Discretionary Bonus to such Discretionary Pool Employees shall be determined by Steven Demos, or Patricia Calhoun if Steven Demos is no longer the President of the Surviving Company, or, if Patricia Calhoun is no longer employed by the Surviving Company, the President of the Surviving Company (such person shall be referred to as the "COMPANY OFFICER") acting in a commercially reasonable manner, and a schedule listing the names and positions of the Discretionary Pool Employees and their respective allocations of the Discretionary Bonus shall be provided to Dean on or prior to December 31, 2002 (the "POOL ALLOCATION SCHEDULE"). If a Discretionary Pool Employee's employment is terminated for any reason, such Discretionary Pool Employee's portion of the Discretionary Bonus shall be available for allocation to any employee of the Surviving Company, including any new employee hired during the Incentive Period, at the discretion of the Company Officer, acting in a commercially reasonable manner. Within 60 days of such a Discretionary Pool Employee's termination of employment, a revised Pool Allocation Schedule will be delivered to Dean.


         SECTION 1.2 TERMINATION OF EMPLOYMENT OF KEY EMPLOYEES DURING INCENTIVE PERIOD.


                  (a) Notwithstanding the foregoing, in the event a Key Employee is terminated during the Incentive Period:

                           (i) by Dean without Cause or upon a Constructive Termination, such terminated Key Employee will be entitled to receive as soon as practicable following the Determination Date his or her Pro Rata Share as if the Surviving Company achieved $450 million in Net Sales during the Incentive Period (the "BASE TARGET AMOUNT"), plus his or her Pro Rata Share of any additional Performance Bonus payable if actual Net Sales exceed $450 million during the Incentive Period;

                           (ii) upon his or her death or Incapacity, such terminated Key Employee, or his or her estate, will be entitled to receive as soon as practicable following the Determination Date his or her Pro Rata Share of the Performance Bonus payable based on the amount of Net Sales actually achieved during the Incentive Period; or

                           (iii) by Dean for Cause or by such Key Employee without there having been a Constructive Termination, such terminated Key Employee will not be entitled to receive any Key Employee Bonus.


                  (b) In the case of a termination described in SECTION 1.2(a)(iii) of the employment of (i) James Terman, Sheryl Lamb or Chris Appel, the Pro Rata Share (if any) they would have been entitled to receive had their employment not been terminated shall be available for allocation to any employee of the Surviving Company (other than Steven Demos or Patricia Calhoun), including any new employee hired during the Incentive Period, by the Company Officer, in consultation with the Chief Executive Officer of Dean, with each acting in a commercially reasonable manner; and (ii) Steven Demos or Patricia Calhoun, the Pro Rata Share they would have been entitled to receive had their employment not been terminated shall be forfeited and shall not be payable to any other employee of the Surviving Company. To the extent the Company Officer and the Chief Executive Officer of Dean are unable to agree on the allocation of all or any portion of a terminated Key Employee's Pro Rata Share as provided in subparagraph (i), the amount of the Pro Rata Share in dispute shall be allocated to the Discretionary Bonus and shall be payable to the Discretionary Pool Employees as provided in SECTION 1.1. Notwithstanding anything to the contrary herein, the amount of the Performance Bonus, if any, allocable to the Discretionary Incentive Plan shall be reduced by $76,713, of which $_______ shall be paid to _______________, and $__________ shall be paid to _______________, in reimbursement for the investment banking fees previously paid by them and incurred in connection with the creation of the Discretionary Incentive Plan. Such reimbursement shall be paid pursuant to the preceding sentence irrespective of whether ___________ or ___________ remain in the employment of the Company.


         SECTION 1.3 OPERATION DURING INCENTIVE PERIOD.


                  (a) During the Incentive Period, Dean will not take or cause to be taken any action that materially and adversely affects the ability of the Company Officer to exercise commercially reasonable discretion, recognizing the Company's past practices with respect to new product development and introduction, in the prudent management of the following line items as such line items are reported in the Company's five-year operational plan dated March 13, 2002 and attached hereto as SCHEDULE 1.3 (the "OPERATING PLAN"):


                           (i) Sales, Marketing, Research and Development, and General and Administrative expenses, subject to the limitation that the aggregate of such line item amounts shall not exceed, in the aggregate on an annual basis, the greater of (A) the dollar amount specified in the Operating Plan or (B) the amount determined by multiplying actual Net Sales by the percentage of Net Sales specified in the Operating Plan for such line items; and

                           (ii) capital expenditures in the amounts set forth in the Operating Plan line items Silk Asset Replacement and Tofu/Baked Asset Replacement, subject to the limitation that the aggregate of such line item amounts shall not exceed, in the aggregate on an annual basis, the greater of (A) the dollar amount specified in the Operating Plan or (B) the amount determined by multiplying actual Net Sales by the percentage of Net Sales specified in the Operating Plan for such line items, plus in either case up to $1.4 million in the fiscal year ending March 31, 2003 to be used for the purchase and installation of a bean extraction system.


                  (b) During the Incentive Period, Dean will permit the Company Officer (i) to cause the Surviving Company to build a new extraction and processing plant within the $18 million of capital expenditures budgeted in the Operating Plan for the Company's fiscal year ending March 31, 2004 in the event that Dean does not commit by December 1, 2002 to supply or make alternative arrangements to supply production capacity to the Surviving Company sufficient to support Net Sales as projected in the Operating Plan, and (ii) for reasons of technology, geography, capacity or strategic competitive advantage, to jointly determine with the Chief Executive Officer of Dean, with each acting in a commercially reasonable manner, to contract with third parties for periods of not more than three years for production facilities if Dean cannot or chooses not to provide the capacity needed to achieve the Net Sales set forth in the Operating Plan.


                  (c) If during the Incentive Period Dean takes any actions prohibited in SECTION 1.3(a), or fails to allow action permitted by SECTION 1.3(b), in a manner, as reasonably determined by Steven Demos, that materially and adversely affects the Surviving Company's ability to achieve the Net Sales targets, then Steven Demos may elect to voluntarily terminate his employment upon 60 days prior written notice to Dean and receive as soon as practicable following the Determination Date (i) his Pro Rata Share as if the Base Target Amount had been achieved, and (ii) if such termination occurs after the first anniversary of the Closing Date, his Pro Rata Share of any additional Key Employee Bonus payable if actual Net Sales exceed $450 million during the Incentive Period. If Steven Demos so elects to voluntarily terminate his employment, each of the other Key Employees may also elect, within 30 days of Steven Demos' notice of election to terminate his employment, to voluntarily terminate his or her employment upon 60 days prior written notice to Dean and receive as soon as practicable following the Determination Date (A) his or her Pro Rata Share as if the Base Target Amount had been achieved, and (B) if such termination occurs after the first anniversary of the Closing Date, his or her Pro Rata Share of any additional Key Employee Bonus payable if actual Net Sales exceed $450 million during the Incentive Period.


                  (d) (i) From the date hereof until the end of the Incentive Period, Dean shall cause or permit the Surviving Company to:

                           (A) maintain its corporate existence in good standing; and

                           (B) give the Company Officer discretion, acting in a commercially reasonable manner, to determine the titles and responsibilities of the operating officers and employees of the Company.

                      (ii) From the date hereof until the end of the Incentive Period, Dean shall not:

                           (A) require that the Surviving Company add additional officers of the Surviving Company, provided, however, that Dean may add additional officers to the Surviving Company if the salaries, benefits and other expenses related to the employment of such officers is paid directly by Dean;

                           (B) change or require the change of any of the following unless required by any Law or any judgment, writ, order or decree of any court, judge, justice or magistrate or any Governmental
         Entity: (w) the name of the Surviving Company; (x) the names of any products of the Surviving Company; (y) the trademarks, trade dress and logos of the Surviving Company; or (z) the advertising and sponsorships of the Surviving Company (subject to the budgetary restrictions contemplated by SECTIONS 1.3(a)(i) and (a)(ii));

                           (C) take any action which has as its primary purpose the avoidance of the payment of the Performance Bonus; or

                           (D) use the Trade Secrets, trademarks, trade dress or logos of the Surviving Company on any Soy Products sold by Dean or its Affiliates (other than the Surviving Company) that compete with the products of the Surviving Company or enter into any new agreements to provide contract packaging or manufacturing services for Soy Products that compete with the products of the Surviving Company with any Person that is not an Affiliate of Dean (other than the Surviving Company). "SOY PRODUCTS" shall mean (x) tofu; (y) soy-based and wheat-gluten based meat substitutes and (z) any of the following products having soy as their largest percentage component source of protein: (1) any liquid beverage marketed as a milk substitute and (2) yogurt.

         SECTION 1.4  DELIVERY OF PERFORMANCE BONUS.


                  (a) As soon as practicable following expiration of the Incentive Period, but in no event later than 60 days following expiration of the Incentive Period, Dean shall determine in accordance with the terms herein whether the Surviving Company has achieved Net Sales in an amount sufficient to result in payment of all or a portion of the Performance Bonus and whether the Surviving Company has not exceeded the budgetary restrictions contemplated by SECTIONS 1.3(a)(i) and (a)(II) by more than $1,000,000 in the aggregate, excluding the impact of compensation granted under the Shareholder Stock Compensation Agreement effective as of the date hereof (the date of such determination shall be referred to as the "DETERMINATION DATE"), and Dean shall deliver to the Key Employee Representative a certificate (the "PERFORMANCE BONUS CERTIFICATE") executed by Dean's Chief Financial Officer, or such other officer authorized by Dean, setting forth Dean's determination of the amount of Performance Bonus, if any, payable pursuant to this ARTICLE I. The Performance Bonus Certificate shall be delivered even if no Performance Bonus is payable. Within 30 days (the "RESPONSE PERIOD") following the receipt of the Performance Bonus Certificate, the Key Employee Representative shall notify Dean of any dispute regarding the Performance Bonus Certificate, which notice shall set forth in reasonable detail the basis for such dispute to the extent such detail can be specified based on the information set forth in the Performance Bonus Certificate. If the Key Employee Representative fails to notify Dean of any such dispute during the Response Period, the Performance Bonus Certificate and the amount of Performance Bonus payable shall be deemed to be accepted by the Key Employee Representative and Dean shall pay the Performance Bonus within three Business Days after the expiration of the Response Period.


                  (b) In the event that the Key Employee Representative notifies Dean of a dispute during the Response Period, Dean and the Key Employee Representative shall cooperate in good faith to resolve the dispute as promptly as possible. If Dean and the Key Employee Representative are able to resolve the dispute within 15 Business Days of the Key Employee Representative's delivery of the notice of dispute, Dean shall deliver within three Business Days after resolution of the dispute the amount of Performance Bonus agreed to by Dean and the Key Employee Representative. If Dean and the Key Employee Representative are unable to resolve the dispute within 15 Business Days of the Key Employee Representative's delivery of the notice of dispute, then the dispute will be submitted to an accounting firm not then retained by Dean and acceptable to Dean and the Key Employee Representative (the "INDEPENDENT ACCOUNTING FIRM"). Each of Dean and the Key Employee Representative agrees to execute a reasonable engagement letter if requested by the Independent Accounting Firm. All fees and expenses relating to the work, if any, to be performed by the Independent Accounting Firm shall be borne by the substantially non-prevailing party. Dean shall pay all such fees and expenses, and shall then, in the event that the Key Employee Representative is the substantially non-prevailing party, reduce the Performance Bonus by an amount equal to the amount of such fees and expenses. In the event the Independent Accounting Firm determines that no Performance Bonus is payable, the Key Employee Representative, on behalf of the Key Employees and the Discretionary Pool Employees, shall reimburse Dean for all such fees and expenses relating to the work performed by the Independent Accounting Firm. The Key Employee Representative shall be the substantially non-prevailing party for purposes of the payment of such fees and expenses if the difference between the Net Sales set forth in the Performance Bonus Certificate and the amount of Net Sales determined by the Independent Accounting Firm is less than or equal to one percent of the amount of Net Sales set forth in the Performance Bonus Certificate; provided, however, that if such difference does not exceed one percent and the determination of the Independent Accounting Firm results in a payment of any amount of Performance Bonus and the Performance Bonus Certificate indicated no Performance Bonus was payable, then Dean shall be deemed the substantially non-prevailing party. The Independent Accounting Firm shall act as an arbitrator to determine only those issues still in dispute (provided that any such determination by the Independent Accounting Firm shall only be for purposes of this Plan) and shall have access to and be entitled to review the underlying records and compilations relating to any such disputed issues. Dean and the Key Employee Representative shall use their commercially reasonable efforts to cause the Independent Accounting Firm to issue its determination within 30 days of its engagement. This determination shall be set forth in a written statement delivered to Dean and the Key Employee Representative and shall be final, binding and conclusive. If the determination indicates that additional Performance Bonus should be distributed, Dean shall make such distribution within ten Business Days of receipt of the determination. No downward adjustment in the amount of the Performance Bonus shall be made.





                                   ARTICLE II
                   APPOINTMENT OF KEY EMPLOYEE REPRESENTATIVE


         SECTION 2.1.  APPOINTMENT OF KEY EMPLOYEE REPRESENTATIVE.


                  As of the Effective Date and without any further action by the Key Employees, Steven A. Demos will be appointed as agent and attorney-in-fact (the "KEY EMPLOYEE REPRESENTATIVE") for each Key Employee receiving a portion of the Key Employee Bonus, for and on behalf of the Key Employee. The Key Employee Representative shall have full power and authority to represent all of the Key Employees and their successors with respect to all matters arising under this Plan and all actions taken by the Key Employee Representative hereunder and thereunder shall be binding upon all such Key Employees and their successors as if expressly confirmed and ratified in writing by each of them. The Key Employee Representative shall take any and all actions which he believes are necessary or appropriate under this Plan for and on behalf of the Key Employees, as fully as if the Key Employees were acting on their own behalf, including, without limitation, conducting negotiations with Dean and its agents under this Plan with respect to all matters arising under this Plan, taking any and all other actions specified in or contemplated by this Plan, and engaging counsel, accountants or other representatives in connection with the foregoing matters. Without limiting the generality of the foregoing, the Key Employee Representative shall have full power and authority to interpret all the terms and provisions of this Plan and to consent to any amendment hereof or thereof on behalf of all such Key Employees and such successors. Upon the death, resignation or removal of Steven Demos for any reason as Key Employee Representative, Patricia Calhoun shall become the Key Employee Representative.


         SECTION 2.2.  INDEMNIFICATION OF KEY EMPLOYEE REPRESENTATIVE.


                  The Key Employee Representative may act upon any instrument or other writing believed by the Key Employee Representative in good faith to be genuine and to be signed or presented by the proper person and shall not be liable in connection with the performance by him or her of his or her duties pursuant to the provisions of this Plan, except for his or her own willful default or gross negligence. The Key Employee Representative shall be, and hereby is, indemnified and held harmless by the Key Employees from all losses, costs and expenses (including attorneys' fees) that may be incurred by the Key Employee Representative as a result of the Key Employee Representative's performance of his or her duties under this Plan, provided, that the Key Employee Representative shall not be entitled to indemnification for losses, costs or expenses that result from any action taken or omitted by the Key Employee Representative as a result of his willful default or gross negligence and provided, further, that each Key Employee's obligation to indemnify the Key Employee Representative under this Plan shall be limited to, and payable only from, each Key Employee's pro rata portion of the Key Employee Bonus payable to him or her hereunder. The Key Employee Representative's costs and expenses shall be paid out of the amount of Key Employee Bonus payable hereunder, to the extent required by this SECTION 2.2.

         SECTION 2.3.  ACCESS TO INFORMATION.


                  The Key Employee Representative shall have reasonable access to information of and concerning any dispute with respect to the Performance Bonus Certificate and which is in the possession, custody or control of the Company and the reasonable assistance of the Company's officers and employees for purposes of performing his or her duties under this Plan and exercising his or her rights under this Plan, including for the purpose of evaluating any amount set forth in the Performance Bonus Certificate; provided, that, the Key Employee Representative shall treat confidentially and not disclose any nonpublic information received by him or her hereunder to anyone (except to the Key Employee Representative's attorneys, accountants or other advisers, to Key Employees, to the arbitrators appointed to resolve disputes pursuant to this Agreement, and, on a need-to-know basis, to other individuals who agree to keep such information confidential).


         SECTION 2.4.  REASONABLE RELIANCE.


                  In the performance of his duties hereunder, the Key Employee Representative shall be entitled to rely upon any document or instrument reasonably believed by him to be genuine, accurate as to content and signed by any Key Employee or Dean. The Key Employee Representative may assume that any person purporting to give any notice in accordance with the provisions hereof has been duly authorized to do so.


         SECTION 2.5.  ATTORNEY-IN-FACT.


                  (i) The Key Employee Representative is hereby appointed and constituted the true and lawful attorney-in-fact of each Key Employee, with full power in his or her name and on his or her behalf to act according to the terms of this Plan in the absolute discretion of the Key Employee Representative; and in general to do all things and to perform all acts including, without limitation, executing and delivering any agreements, certificates, receipts, instructions, notices or instruments contemplated by or deemed advisable in connection with this Plan.


                  (ii) This power of attorney and all authority hereby conferred is granted and shall be irrevocable and shall not be terminated by any act of any Key Employee, by operation of law, whether by such Key Employee's death, disability protective supervision or any other event. Without limitation to the foregoing, this power of attorney is to ensure the performance of a special obligation and, accordingly, each Key Employee hereby renounces his or her right to renounce this power of attorney unilaterally any time before the end of the Incentive Period.


                  (iii) Each Key Employee hereby waives any and all defenses that may be available to contest, negate or disaffirm the action of the Key Employee Representative taken in good faith under this Plan.


                  (iv) Notwithstanding the power of attorney granted in this
SECTION 2.5, no agreement, instrument, acknowledgement or other act or document shall be ineffective by reason only of the Key Employees having signed or given such agreement, instrument, acknowledgement, or other act or document directly instead of the Key Employee Representative.

         SECTION 2.6. LIABILITY.


                  If the Key Employee Representative is required by the terms of this Plan to determine the occurrence of any event or contingency, the Key Employee Representative shall, in making such determination, be liable to the Key Employees only for his or her proven bad faith as determined in light of all the circumstances, including the time and facilities available to him or her in the ordinary conduct of business. In determining the occurrence of any such event or contingency, the Key Employee Representative may request from any of the Key Employees or any other person such reasonable additional evidence as the Key Employee Representative in his sole discretion may deem necessary to determine any fact relating to the occurrence of such event or contingency, and may at any time inquire of and consult with others, including any of the Key Employees, and the Key Employee Representative shall not be liable to any Key Employee for any damages resulting from his delay in acting hereunder pending his receipt and examination of additional evidence requested by him.


         SECTION 2.7.  ORDERS.


                  The Key Employee Representative is authorized, in his sole discretion, to comply with final, nonappealable orders or decisions issued or process entered by any court of competent jurisdiction or arbitrator with respect to the Key Employee Bonus. If any portion of the Key Employee Bonus is disbursed to the Key Employee Representative and is at any time attached, garnished or levied upon under any court order, or in case the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any court order, or in case any order, judgment or decree shall be made or entered by any court affecting such property or any part thereof, then and in any such event, the Key Employee Representative is authorized, in his sole discretion, but in good faith, to rely upon and comply with any such order, writ, judgment or decree which he or she is advised by legal counsel selected by him is binding upon him or her without the need for appeal or other action; and if the Key Employee Representative complies with any such order, writ, judgment or decree, he shall not be liable to any Key Employee or to any other person by reason of such compliance even though such order, writ, judgment or decree may be subsequently reversed, modified, annulled, set aside or vacated.


         SECTION 2.8. REMOVAL OF KEY EMPLOYEE REPRESENTATIVE; AUTHORITY OF SUCCESSOR KEY EMPLOYEE REPRESENTATIVE.


                  Key Employees who in the aggregate hold at least a majority of the Key Employees' interest in the Key Employee Bonus shall have the right at any time during the Incentive Period to remove a then-acting Key Employee Representative and to appoint a successor Key Employee Representative upon such removal, or upon his or her death, disability or resignation; provided, however, that neither such removal of such then acting Key Employee Representative nor such appointment of a successor Key Employee Representative shall be effective until the delivery to Dean of executed counterparts of a writing signed by each such Key Employee with respect to such removal and appointment, together with an acknowledgment signed by the successor Key Employee Representative appointed in such writing that he or she accepts the responsibility of successor Key Employee Representative and agrees to perform and be bound by all of the provisions of this Plan applicable to the Key Employee Representative. Each successor Key Employee Representative shall have all of the power, authority, rights and privileges conferred by this Plan upon the original Key Employee Representative, and the term "Key Employee Representative" as used herein shall be deemed to include any interim or successor Key Employee Representative.

                                   ARTICLE III
                                  MISCELLANEOUS


         SECTION 3.1  DEFINITIONS.


                  As used herein the terms set forth below shall have the following meanings:


                  "CAUSE" means a Key Employee's (i) willful and intentional material breach of the employment agreement between the Surviving Company and such Key Employee, (ii) willful and intentional misconduct or gross negligence in the performance of, or willful neglect of, such Key Employee's duties, which has caused material injury (monetary or otherwise) to the Surviving Company, or
(iii) conviction of, or plea of nolo contendere to, a felony; provided, however, that no act or omission shall constitute "Cause" for purposes of this Plan unless the board of directors or the Chairman of the board of directors of the Surviving Company provides to the Key Employee (y) written notice clearly and fully describing the particular acts or omissions which the board of directors or the Chairman of the board of directors of the Surviving Company reasonably believes in good faith constitutes "Cause" and (z) an opportunity, within 30 days following his or her receipt of such notice, to meet in person with the board of directors or the Chairman of the board of directors of the Surviving Company to explain or defend the alleged acts or omissions relied upon by the board of directors or the Chairman of the board of directors of the Surviving Company and, to the extent practicable, to cure such acts or omissions. Further, no act or omission shall be considered as "willful" or "intentional" if the Key Employee reasonably believed such acts or omissions were in the best interests of the Surviving Company.


                  "CONSTRUCTIVE TERMINATION" shall mean a material change in position, title or function, a failure to pay, in any material respect, to a Key Employee the base salary owed to such Key Employee under the terms of the employment agreement between such Key Employee and the Surviving Company, or a requirement (other than by Steven Demos or Patricia Calhoun) to relocate outside of the Boulder, Colorado metropolitan area, or, with respect to Steven Demos only, a change in his reporting relationship to a position other than the Chief Executive Officer of Dean.


                  "INCAPACITY" means, as determined by a physician selected by the employee with the consent of Dean (which consent shall not be unreasonably withheld), the inability to perform the essential duties of an employee's position by reason of a physical or mental impairment which is potentially permanent in character or which can be expected to last for a continuous period of not less than six months.


                  "NET SALES" means net sales accounted for consistently with the Company's past practices and the Operating Plan.



         SECTION 3.2  NOTICES

                  Any notice, request, demand, waiver, consent, approval, or other communication which is required or permitted to be given to any party hereunder shall be in writing and shall be deemed given only if delivered to the party personally or sent to the party by facsimile transmission (promptly followed by a hard-copy delivered in accordance with this SECTION 3.2) or by registered or certified mail (return receipt requested), with postage and registration or certification fees thereon prepaid, addressed to the party at its address set forth below:

                  If to Dean:
                           Dean Foods Company
                           2515 McKinney Avenue
                           Dallas, Texas 75201
                           Attention:  General Counsel

                  with a copy to (which shall not be deemed notice):
                           Hogan & Hartson L.L.P.
                           1470 Walnut, Suite 200
                           Boulder, Colorado 80302
                           Attention:  William R. Roberts

                  If to the Company:
                           White Wave, Inc.
                           1890 N. 57th Ct.
                           Boulder, Colorado 80301
                           Attention: Steven Demos

                  with a copy to (which shall not be deemed notice):
                           Gibson, Dunn & Crutcher LLP
                           1801 California Street, Suite 4100
                           Denver, Colorado 80202
                           Attention: Richard M. Russo

                  If to the Key Employee Representative:
                           Steven Demos
                           c/o White Wave, Inc.
                           1890 N. 57th Ct.
                           Boulder, Colorado 80301

                  with a copy to (which shall not be deemed notice):
                           Gibson, Dunn & Crutcher LLP
                           1801 California Street, Suite 4100
                           Denver, Colorado 80202
                           Attention: Richard M. Russo


or to such other address or Person as any party may have specified in a notice duly given to the other party as provided herein. Such notice, request, demand, waiver, consent, approval or other communication will be deemed to have been given as of the date so delivered, on the next business day following the date sent by facsimile and on the third business day after it is mailed.


         SECTION 3.3.  AMENDMENT.

                  Any amendment, modification or revision of this Plan and any waiver of compliance or consent with respect hereto shall be effective only if in a written instrument executed by the parties hereto.

         SECTION 3.4.  GOVERNING LAW.

                  This Plan shall be governed by, and this Plan and any disputes or controversies related hereto shall be construed, interpreted and enforced in accordance with the laws of the State of Colorado, without regard to the conflicts-of-law rules thereof that would apply the laws of any other jurisdiction.


         SECTION 3.5.  NO BENEFIT TO OTHERS.

                  The representations, warranties, covenants and agreements contained in this Plan are for the sole benefit of the parties hereto, the Key Employees and the Discretionary Pool Employees, and they shall not be construed as conferring, and are not intended to confer, any rights on any other Person.


         SECTION 3.6.  SEVERABILITY.

                  If any term or other provision of this Plan is determined to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms and provisions of this Plan shall remain in full force and effect. Upon such determination, the parties hereto shall negotiate in good faith to modify this Plan so as to give effect to the original intent of the parties to the fullest extent permitted by applicable law.


         SECTION 3.7.  SECTION HEADINGS.

                  All section headings are for convenience only and shall in no way modify or restrict any of the terms or provisions hereof.


         SECTION 3.8.  SCHEDULES AND EXHIBITS.

                  All Schedules and Exhibits referred to herein are intended to be and hereby are specifically made a part of this Plan.


         SECTION 3.9.  EXTENSIONS.

                  At any time prior to the Effective Time, Dean, on the one hand, and the Company on the other may by corporate action, extend the time for compliance by or waive performance of any representation, warranty, condition or obligation of the other party.


         SECTION 3.10.  COUNTERPARTS.

                  This Plan may be executed in two or more counterparts, each of which shall be deemed an original, and the Company and Dean may become a party hereto by executing a counterpart hereof. This Plan and any counterpart so executed shall be deemed to be one and the same instrument.


                   REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

         IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have duly executed this PERFORMANCE BONUS PLAN as of the date first above written.

                                   DEAN FOODS COMPANY


                                   By:
                                      -----------------------------------------
                                      Michelle P. Goolsby
                                      Executive Vice President, Chief
                                      Administrative Officer and General Counsel


                                   WHITE WAVE, INC.


                                   By:
                                      -----------------------------------------
                                      Steven A. Demos
                                      President and Chief Executive Officer


                                   KEY EMPLOYEES:


                                   --------------------------------------
                                   Steven A. Demos


                                   --------------------------------------
                                   Patricia Calhoun


                                   --------------------------------------
                                   Sheryl Lamb


                                   --------------------------------------
                                   James Terman


                                   --------------------------------------
                                   Chris Appel



                                   KEY EMPLOYEE REPRESENTATIVE


                                   --------------------------------------
                                   Steven A. Demos

                                                                       EXHIBIT A
                                                       TO PERFORMANCE BONUS PLAN

                          DISCRETIONARY INCENTIVE PLAN

                                 (see attached)

                                                               SCHEDULE 1.1(a-1)
                                                       TO PERFORMANCE BONUS PLAN

                                PERFORMANCE BONUS

o If combined, cumulative Net Sales during the Incentive Period are below $382.5 million, no Performance Bonus will be paid.

o If combined, cumulative Net Sales during the Incentive Period are between $382.5 million and $450 million, the Performance Bonus paid will scale ratably (meaning $129,630 for each $1,000,000 of Net Sales) between $26.25 million and $35.0 million as set forth in the table below.

o If combined, cumulative Net Sales during the Incentive Period are greater than $450 million, additional amounts of the Performance Bonus will be paid as follows and as set forth in the table below:

     - First $50 million above $450 million Net Sales: 10% of amount in excess of $450 million, plus

     - Second $50 million above $450 million Net Sales: 15% of amount in excess of $500 million, plus

     - In excess of $550 million: 20% of amount in excess of $550 million

Any Performance Bonus shall be allocated between the Key Employee Bonus and the Discretionary Bonus as set forth in the table below.(1)

   Combined,            Aggregate          Key Employee         Discretionary
   Cumulative           Performance            Bonus                Bonus
   Net Sales              Bonus            Allocation(2)        Allocation(1,2)
($ in millions)       ($ in millions)     ($ in millions)      ($ in millions)
---------------       ---------------     ---------------      ---------------
      $382.5              $26.250             $17.997               $8.253

      $390                $27.222             $18.664               $8.559

      $400                $28.519             $19.552               $8.966

      $405                $29.167             $19.997               $9.170

      $410                $29.815             $20.441               $9.374

      $420                $31.111             $21.330               $9.781

      $430                $32.407             $22.219              $10.189

      $440                $33.704             $23.107              $10.596

      $450                $35.000             $23.996              $11.004

      $475                $37.500             $25.710              $11.790

      $500                $40.000             $27.424              $12.576

      $525                $43.750             $29.995              $13.755

      $550                $47.500             $32.566              $14.934

      $575                $52.500             $35.994              $16.506

      $600                $57.500             $39.422              $18.078

      $625                $62.500             $42.850              $19.650

----------
(1) The amount funded into the Discretionary Bonus will be reduced by $76,713 to account for investment banking fees incurred in connection with the establishment of the Discretionary Incentive Plan and previously paid by ________ and _______________.

(2) Subject to adjustment as provided in Sections 1.1(b) and 1.2(b) herein.

                                                               SCHEDULE 1.1(a-2)
                                                       TO PERFORMANCE BONUS PLAN


                                 KEY EMPLOYEES'
                       PRO RATA SHARE OF PERFORMANCE BONUS


            Key Employee                  Pro Rata Share
            ------------                  --------------
            Steven Demos                      28.57%

            Patricia Calhoun                  17.14%

            James Terman                       8.57%

            Sheryl Lamb                        8.57%

            Chris Appel                        5.71%


                                                                    SCHEDULE 1.3
                                                       TO PERFORMANCE BONUS PLAN

                               The Operating Plan
                                 (see attached)





                                      -2-